Exhibit 99.1 - Financial Statements
                      -----------------------------------


                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2


                     December 31, 2000 and 1999, and for the
                      year ended December 31, 2000 and the
                      four months ended December 31, 1999,
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                              Financial Statements
                           and Supplemental Schedules

                     December 31, 2000 and 1999, and for the
                      year ended December 31, 2000 and the
                       four months ended December 31, 1999




                                Table of Contents

Independent Auditors' Report...............................................1

Audited Financial Statements

Statement of Net Assets Available for Benefits.............................2
Statement of Changes in Net Assets Available for Benefits..............3 - 4
Notes to Financial Statements..........................................5 - 9


Supplemental Schedules

Schedule H, Part IV, 4i - Schedule of Assets Held for
                          Investment Purposes.........................10 - 11
Schedule H, Part IV, 4j - Schedule of Reportable Conditions...........12 - 13

                          INDEPENDENT AUDITORS' REPORT

Amcast Industrial Corporation
401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

We have audited the accompanying statement of net assets available for benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000 and the four months ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000 and the four months ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 2000 and 1999, and reportable transactions for the year and four months then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                   /s/ Battelle & Battelle LLP

June 8, 2001
Dayton, Ohio

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                 Statement of Net Assets Available for Benefits




                                                          December 31
                                                   ---------------------------
                                                       2000           1999
                                                   ---------------------------
Assets
Investments, at fair value
    Shares of registered investment companies      $ 3,003,781     $ 1,879,074
    Common/collective trust fund                     2,023,817       1,183,148
    Amcast Industrial Corporation common stock          91,366         108,481
    Loans to participants                              372,323         268,967
                                                   ---------------------------
                                                     5,491,287       3,439,670

Receivables
    Interest and dividend income                         1,283             766
    Employer contributions                                 427             434
    Participant contributions                           25,982          14,910
                                                   ---------------------------
                                                        27,692          16,110

Net assets available for benefits                  $ 5,518,979     $ 3,455,780
                                                   ===========================




See accompanying notes.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2000

                                                                 Fund Information
                                    -------------------------------------------------------------------
                                       Amcast        T. Rowe      T. Rowe      T. Rowe      T. Rowe
                                     Industrial       Price        Price        Price        Price
                                     Corporation     Stable     International    New          New
                                       Common         Value        Stock       Horizons     Income
                                        Stock         Fund          Fund         Fund        Fund
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends               $ 4,359     $ 88,701       $ 3,300    $ 13,032      $ 2,579
   Net (depreciation)
     appreciation in fair
     value of investments               (42,291)           -        (8,564)    (23,639)       1,930
  Contributions
   Participant                           16,843      199,658        12,556      22,236       28,555
   Employer                              11,153            -             -           -            -
  Transfer from other company
   sponsored plan                             -      700,184             -           -            -
                                    -------------------------------------------------------------------
                                         (9,936)     988,543         7,292      11,629       33,064

Deductions
  Benefit payments                       (5,838)    (112,438)         (247)     (4,275)      (2,127)

Interfund transfers                        (909)     (31,078)       28,681      83,018       (8,062)
                                    -------------------------------------------------------------------
Net increase (decrease)                 (16,683)     845,027        35,726      90,372       22,875

Net assets available for
  benefits, December 31, 1999           109,379    1,189,311         6,681      24,503       34,370
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2000          $ 92,696  $ 2,034,338      $ 42,407   $ 114,875     $ 57,245
                                    ====================================================================

                                     T. Rowe      T. Rowe        T. Rowe
                                       Price        Price          Price
                                      Equity        Equity        Capital
                                     Index 500      Income     Appreciation   Unallocated
                                       Fund          Fund          Fund          Funds        Total
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends             $ 4,783     $ 228,438        $ 9,375     $ 22,540     $ 377,107
   Net (depreciation)
     appreciation in fair
     value of investments             (34,311)      (26,354)         7,726            -      (125,503)
  Contributions
   Participant                         74,571       144,203         24,284            -       522,906
   Employer                                 -             -              -            -        11,153
  Transfer from other company
   sponsored plan                           -     1,037,102              -            -     1,737,286
                                    -------------------------------------------------------------------
                                       45,043     1,383,389         41,385       22,540     2,522,949

Deductions
  Benefit payments                    (14,197)     (297,473)          (230)     (22,925)     (459,750)

Interfund transfers                   228,743      (423,503)        19,370      103,740             -
                                    -------------------------------------------------------------------
Net increase (decrease)               259,589       662,413         60,525      103,355     2,063,199

Net assets available for
  benefits, December 31, 1999         173,663     1,593,625         55,281      268,967     3,455,780
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2000       $ 433,252   $ 2,256,038      $ 115,806    $ 372,322   $ 5,518,979
                                    ====================================================================


See accompanying notes

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                   For the four months ended December 31, 1999



                                                        Fund Information
                                    -------------------------------------------------------------------
                                      Amcast        T. Rowe      T. Rowe      T. Rowe      T. Rowe
                                    Industrial       Price        Price        Price        Price
                                    Corporation     Stable     International    New          New
                                      Common         Value        Stock       Horizons     Income
                                       Stock         Fund          Fund         Fund        Fund
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends               $ 1,752     $ 22,423         $ 332     $ 2,347        $ 636
   Net (depreciation)
     appreciation in fair
     value of investments                 4,298            -           919       2,877         (483)
  Contributions
   Participant                            4,027       56,339         1,350       2,238        7,680
   Employer                               3,758            -             -           -            -
                                    -------------------------------------------------------------------
                                         13,834       78,762         2,600       7,462        7,833

Deductions
  Benefit payments                         (549)     (11,326)            -           -            -

Interfund transfers                         380      (24,429)          191         535         (255)
                                    -------------------------------------------------------------------
Net increase (decrease)                  13,665       43,007         2,791       7,997        7,578

Net assets available for
  benefits, August 31, 1999              95,714    1,146,304         3,890      16,506       26,792
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 1999         $ 109,379  $ 1,189,311       $ 6,681    $ 24,503     $ 34,370
                                    ====================================================================


                                     T. Rowe      T. Rowe        T. Rowe
                                      Price        Price          Price
                                     Equity        Equity        Capital
                                    Index 500      Income     Appreciation   Unallocated
                                      Fund          Fund          Fund          Funds        Total
                                    -------------------------------------------------------------------
Additions
  Investment income
   Interest and dividends             $ 1,551     $ 119,129        $ 6,234      $ 6,203     $ 160,605
   Net (depreciation)
     appreciation in fair
     value of investments              16,092      (163,232)        (6,645)           -      (146,174)
  Contributions
   Participant                         15,738        50,242          5,189            -       142,803
   Employer                                 -             -              -            -         3,758
                                    -------------------------------------------------------------------
                                       33,381         6,138          4,777        6,203       160,992

Deductions
  Benefit payments                          -        (8,826)        (1,259)           -       (21,960)

Interfund transfers                     3,737       (13,931)          (167)      33,939             -
                                    -------------------------------------------------------------------
Net increase (decrease)                37,118       (16,619)         3,351       40,142       139,032

Net assets available for
  benefits, August 31, 1999           136,545     1,610,244         51,930      228,825     3,316,748
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 1999       $ 173,663   $ 1,593,625       $ 55,281    $ 268,967   $ 3,455,780
                                    ====================================================================


See accompanying notes

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2000



1. Description of the Plan

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan covering certain employees of the Amcast Industrial Corporation who are compensated on an hourly basis and are covered by a collective bargaining agreement. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

The Plan allows for employee deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the "IRC") Section 401(a). Employees may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each employee. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan to certain employees based on their respective collective bargaining agreement. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in cash or stock.

Participant Loans

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2.  Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owed by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at December 31, 2000 and 1999, are as follows:

                                                       December 31,
                                           -----------------------------------
                                                   2000            1999
                                           ------------------ ----------------
Shares of registered investment companies
  T. Rowe Price Equity Income Fund                $2,023,817       $1,588,057
  T. Rowe Price Equity Index 500 Fund                429,591          171,936
Common/collective trust fund
  T. Rowe Price Stable Value Fund                  2,248,869        1,183,148
Participant Loans                                    372,323          268,967

For the year ended December 31, 2000, and the four months ended December 31, 1999, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $125,503, and $146,174, respectively as follows:
                                                                 Four Months
                                                    Year Ended      Ended
                                                   December 31,  December 31,
                                                       2000          1999
                                                   ------------ -------------
   Shares of registered investment companies         $(83,212)    $(150,472)
   Amcast Industrial Corporation common stock         (42,291)        4,298
                                                   ------------ -------------
                                                    $(125,503)    $(146,174)
                                                   ============ =============

4.  Income Tax Status

The Internal Revenue Service (IRS) has not yet determined if the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "IRC"). However, the Plan administrator believes that the Plan is qualified and, therefore, the underlying trust is not subject to income tax under present law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.


6.       Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their account.

7.       Transfer from Other Company Sponsored Plan

Effective August 31, 2000, the Company's Board of Directors voted to terminate the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees, a separate Company sponsored plan. Participants' and their account balances were transferred into the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Units - Plan 2 on that date.

                             Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 002

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2000



                                                              Description of                             Fair
Identity of Issue                                               Investment              Cost             Value
---------------------------------------------------------------------------------------------------------------
Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                      2,868 shares           48,495            41,639
 *  T. Rowe Price New Horizons Fund                             4,748 shares          133,374           113,435
 *  T. Rowe Price New Income Fund                               6,566 shares           55,165            55,811
 *  T. Rowe Price Capital Appreciation Fund                     8,203 shares          114,133           114,436
 *  T. Rowe Price Equity Index 500 Fund                        12,101 shares          438,815           429,591
 *  T. Rowe Price Equity Income Fund                           91,158 shares        2,323,140         2,248,869
                                                                                    ---------------------------
                                                                                    3,113,122         3,003,781

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                          2,023,817 units        2,023,817         2,023,817

Common stock
 *  Amcast Industrial Corporation common stock                  9,194 shares          143,670            91,366

Loans to participants                                      Rates ranging from
Participant loans                                            8.75% to 10.50%                -           372,323
                                                                                    ---------------------------
                                                                                  $ 5,280,609       $ 5,491,287
                                                                                    ===========================


 *  Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 002

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 1999



                                                               Description of                           Fair
Identity of Issue                                                Investment           Cost             Value
--------------------------------------------------------------------------------------------------------------
Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                       344 shares            5,388             6,545
 *  T. Rowe Price New Horizons Fund                              882 shares           20,498            24,292
 *  T. Rowe Price New Income Fund                              4,112 shares           35,524            33,555
 *  T. Rowe Price Capital Appreciation Fund                    4,372 shares           62,317            54,689
 *  T. Rowe Price Equity Index 500 Fund                        4,346 shares          142,104           171,936
 *  T. Rowe Price Equity Income Fund                          64,009 shares        1,715,244         1,588,057
                                                                                   ---------------------------
                                                                                   1,981,075         1,879,074

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                         1,183,148 units        1,183,148         1,183,148

Common stock
 *  Amcast Industrial Corporation common stock                 6,625 shares          126,903           108,481

Loans to participants                                      Rates ranging from
Participant loans                                            8.75% to 9.75%                -           268,967
                                                                                   ---------------------------
                                                                                 $ 3,291,126       $ 3,439,670
                                                                                   ===========================


* Indicates party-in-interest to the Plan

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 002

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                   For the year ended December 31, 2000


                                                                                                         Fair
                                                                                                       Value of
                                      Description                                         Cost         Asset at        Net
                                          of                Purchase       Selling         of          Date of         Gain
Identity of Party Involved             Investment             Price         Price         Asset        Transaction     (Loss)
-------------------------------------------------------------------------------------------------------------------------------

                         --No Reportable Transactions--





There were no category (i) (ii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 002

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                   For the four months ended December 31, 1999


                                                                                                         Fair
                                                                                                       Value of
                                      Description                                         Cost         Asset at        Net
                                          of                Purchase       Selling         of          Date of         Gain
Identity of Party Involved             Investment             Price         Price         Asset        Transaction     (Loss)
-------------------------------------------------------------------------------------------------------------------------------

Category (iii)-Series of Transactions in Excess of 5 Percent of Net Assets
--------------------------------------------------------------------------

T. Rowe Price Equity Income Fund       Mutual Fund           $ 170,618       $      -     $      -      $ 170,618       $    -
T. Rowe Price Equity Income Fund       Mutual Fund           $       -       $ 27,039     $ 27,342      $  27,039       $ (303)






There were no category (i) (ii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.